                                                                      EXHIBIT 14

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 11, 2000 relating to the financial statements and financial highlights of Scudder Short Term Bond Fund appearing in the December 31, 1999 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the heading "Auditors" in the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2000

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated October 18, 2000 for Kemper Short Term U.S. Government Fund in the Registration Statement (Form N-14) and related Proxy Statement /Prospectus of Scudder Funds Trust filed with the Securities and Exchange Commission under the Securities Act of 1933.

                              ERNST & YOUNG LLP


Chicago, Illinois
December 27, 2000

                                       2